Exhibit 99.1

FICO Announces Earnings of $3.00 per Share for Fourth Quarter Fiscal 2021

Revenue of $335 million vs. $374 million in prior year

BOZEMAN, Mont., Nov. 10, 2021 /PRNewswire/ -- FICO (NYSE: FICO), a leading applied analytics company, today announced results for its fourth fiscal quarter ended September 30, 2021.

Fourth Quarter Fiscal 2021 GAAP Results
Net income for the quarter totaled $85.7 million, or $3.00 per share, versus $59.1 million, or $1.98 per share, in the prior year period.

Net cash provided by operating activities for the quarter was $91.8 million versus $136.2 million in the prior year period.

Fourth Quarter Fiscal 2021 Non-GAAP Results
Non-GAAP Net Income for the quarter was $111.9 million versus $97.0 million in the prior year period. Non-GAAP EPS for the quarter was $3.92 versus $3.25 in the prior year period. Free cash flow was $90.0 million for the current quarter versus $135.3 million in the prior year period. The Non-GAAP financial measures are described in the financial table captioned "Non-GAAP Results" and are reconciled to the corresponding GAAP results in the financial tables at the end of this release.

Fourth Quarter Fiscal 2021 GAAP Revenue
The company reported revenues of $334.6 million for the quarter as compared to $374.4 million reported in the prior year period.

"We had a strong finish to another great year," said Will Lansing, chief executive officer. "We are increasing our transparency around our software business, providing additional subscription metrics."

The company changed its reporting segments, merging its legacy Applications and Decision Management Software segments into a new Software segment, and retaining its Scores segment. Revenues for the fourth quarter of fiscal 2021 across the company's two operating segments were as follows:

  Software revenues, which include the company's analytics and digital decisioning technology, were $166.0 million in the fourth quarter, compared to $221.7 million in the prior year period, a decrease of 25%, primarily due to a reduction in up-front recognition of term license revenues for on-premises software sales, the sale of the Debt Collections and Recovery product line in early June, and a decline in professional services. Year-over-year, Software Annual Recurring Revenue (ARR) was up 7% year over year, consisting of 58% Platform ARR growth and 1% non-Platform growth. Software Dollar-Based Net Retention Rate was 106% year-over-year, with Platform Solutions at 143% and Non-Platform Solutions at 100%.
  Scores revenues, which include the company's business-to-business (B2B) scoring solutions, and business-to-consumer (B2C) solutions, were $168.6 million in the fourth quarter, an increase of 10% compared to $152.7 million in the prior year period which included a one-time royalty true-up. B2B revenue increased 2%, driven largely by unit price increases and volumes, partially offset by the non-recurring prior year true-up. B2C revenue increased 32% from the prior year period due to higher volumes at myFICO.com, as well as through our partners.

Outlook
The company is providing the following guidance for fiscal 2022:

Fiscal 2022 Guidance
Revenues	$1.35 billion
GAAP Net Income	$318 million
GAAP EPS	$11.29
Non GAAP Net Income	$397 million
Non GAAP EPS	$14.12

The Non-GAAP financial measures are described in the financial table captioned "Reconciliation of Non-GAAP Guidance."

Company to Host Conference Call
The company will host a webcast today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to report its fourth quarter fiscal 2021 results and provide various strategic and operational updates. The call can be accessed at FICO's web site at www.fico.com/investors. A replay of the webcast will be available at our Events page under Past Events through November 10, 2022.

About FICO

FICO (NYSE: FICO), a Delaware corporation, was founded in 1956 on the premise that data, used intelligently, can improve business decisions. Today, FICO's software and the widely used FICO® Score operationalize analytics, enabling thousands of businesses in nearly 120 countries to uncover new opportunities, make timely decisions that matter, and execute them at scale. Most leading banks and credit card issuers rely on our solutions, as do insurers, retailers, telecommunications providers, automotive companies, public agencies, and organizations in other industries. We also serve consumers through online services that enable people to access and understand their FICO Scores, the standard measure in the U.S. of consumer credit risk, empowering them to increase financial literacy and manage their financial health.

Learn more at http://www.fico.com

Join the conversation at https://twitter.com/fico & http://www.fico.com/en/blogs/

FICO is a registered trademark of Fair Isaac Corporation in the US and other countries.

Statement Concerning Forward-Looking Information
Except for historical information contained herein, the statements contained in this news release that relate to FICO or its business are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the impact of COVID-19 on macroeconomic conditions and FICO's business, operations and personnel, the success of the Company's business strategy and reengineering efforts, the maintenance of its existing relationships and ability to create new relationships with customers and key alliance partners, its ability to continue to develop new and enhanced products and services, its ability to recruit and retain key technical and managerial personnel, competition, the effects of, and any changes in, laws and regulations applicable to the Company's business or its customers, the failure to protect data privacy and security, the failure to realize the anticipated benefits of any acquisitions or divestitures, and material adverse developments in global economic conditions or in the markets we serve. Additional information on these risks and uncertainties and other factors that could affect FICO's future results are described from time to time in FICO's SEC reports, including its Annual Report on Form 10-K for the year ended September 30, 2020 and its subsequent filings with the SEC. If any of these risks or uncertainties materializes, FICO's results could differ materially from its expectations. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. FICO disclaims any intent or obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise.

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30,	September 30,
	2021	2020
ASSETS:
Current assets:
Cash and cash equivalents	$ 195,354	$ 157,394
Accounts receivable, net	312,107	334,180
Prepaid expenses and other current assets	43,513	42,504
Total current assets	550,974	534,078

Marketable securities and investments	33,196	26,573
Property and equipment, net	27,913	46,419
Operating lease right-of-use-assets	47,275	57,656
Goodwill and intangible assets, net	792,284	821,600
Other assets	116,134	119,914
	$ 1,567,776	$ 1,606,240

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable and other accrued liabilities	$ 100,284	$ 86,400
Accrued compensation and employee benefits	103,506	117,952
Deferred revenue	105,417	115,159
Current maturities on debt	250,000	95,000
Total current liabilities	559,207	414,511

Long-term debt	1,009,018	739,435
Operating lease liabilities	53,670	73,207
Other liabilities	56,823	48,005
Total liabilities	1,678,718	1,275,158

Stockholders' equity	(110,942)	331,082
	$ 1,567,776	$ 1,606,240

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Quarter Ended		Year Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenues:
On-premises and SaaS software	$ 135,652	$ 174,627	$ 517,888	$ 584,576
Professional services	30,350	47,018	144,501	181,439
Scores	168,575	152,711	654,147	528,547
Total revenues	334,577	374,356	1,316,536	1,294,562

Operating expenses:
Cost of revenues	72,361	93,676	332,462	361,142
Research & development	41,142	46,706	171,231	166,499
Selling, general and administrative	97,369	105,612	396,281	420,930
Amortization of intangible assets	563	947	3,255	4,993
Restructuring and impairment charges	7,957	41,925	7,957	45,029
Gains on product line asset sales and business divestiture	-	-	(100,139)	-
Total operating expenses	219,392	288,866	811,047	998,593
Operating income	115,185	85,490	505,489	295,969
Other expense, net	(9,719)	(9,057)	(32,347)	(38,969)
Income before income taxes	105,466	76,433	473,142	257,000
Provision for income taxes	19,746	17,307	81,058	20,589
Net income	$ 85,720	$ 59,126	$ 392,084	$ 236,411

Basic earnings per share:	$ 3.06	$ 2.04	$ 13.65	$ 8.13
Diluted earnings per share:	$ 3.00	$ 1.98	$ 13.40	$ 7.90

Shares used in computing earnings per share:
Basic	28,043	29,045	28,734	29,067
Diluted	28,531	29,833	29,260	29,932

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended
	September 30,
	2021	2020
Cash flows from operating activities:
Net income	$ 392,084	$ 236,411
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	25,592	30,367
Share-based compensation	112,457	93,681
Changes in operating assets and liabilities	(12,740)	(41,308)
Gains on product line asset sales and business divestiture	(100,139)	-
Other, net	6,563	45,765
Net cash provided by operating activities	423,817	364,916

Cash flows from investing activities:
Purchases of property and equipment	(7,569)	(21,989)
Net activity from marketable securities	(1,802)	(2,649)
Proceeds from product line asset sales and business divestiture	147,431	-
Other, net	(210)	55
Net cash provided by (used in) investing activities	137,850	(24,583)

Cash flows from financing activities:
Proceeds from revolving line of credit	682,000	263,000
Payments on revolving line of credit	(259,000)	(513,000)
Proceeds from issuance of senior notes	-	350,000
Payment on senior notes	-	(85,000)
Proceeds from issuance of treasury stock under employee stock plans	20,881	42,258
Taxes paid related to net share settlement of equity awards	(91,609)	(102,903)
Repurchases of common stock	(874,179)	(235,223)
Other, net	(1,664)	(8,556)
Net cash used in financing activities	(523,571)	(289,424)

Effect of exchange rate changes on cash	(136)	59

Increase in cash and cash equivalents	37,960	50,968
Cash and cash equivalents, beginning of year	157,394	106,426
Cash and cash equivalents, end of year	$ 195,354	$ 157,394

FAIR ISAAC CORPORATION
NON-GAAP RESULTS
(In thousands, except per share data)
(Unaudited)

	Quarter Ended		Year Ended
	September 30,		September 30,
	2021	2020	2021	2020

GAAP net income	$ 85,720	$ 59,126	$ 392,084	$ 236,411
Amortization of intangible assets	563	947	3,255	4,993
Restructuring and impairment charges	7,957	41,925	7,957	45,029
Gains on product line asset sales and business divestiture	-	-	(100,139)	-
Stock-based compensation expense	28,358	25,483	112,457	93,681
Income tax adjustments	(8,724)	(19,325)	(9,090)	(37,871)
Excess tax benefit	(1,925)	(11,192)	(23,998)	(50,037)
Non-GAAP net income	$ 111,949	$ 96,964	$ 382,526	$ 292,206

GAAP diluted earnings per share	$ 3.00	$ 1.98	$ 13.40	$ 7.90
Amortization of intangible assets	0.02	0.03	0.11	0.17
Restructuring and impairment charges	0.28	1.41	0.27	1.50
Gains on product line asset sales and business divestiture	-	-	(3.42)	-
Stock-based compensation expense	0.99	0.85	3.84	3.13
Income tax adjustments	(0.31)	(0.65)	(0.31)	(1.27)
Excess tax benefit	(0.07)	(0.38)	(0.82)	(1.67)
Non-GAAP diluted earnings per share	$ 3.92	$ 3.25	$ 13.07	$ 9.76

Free cash flow
Net cash provided by operating activities	$ 91,754	$ 136,185	$ 423,816	$ 364,915
Capital expenditures	(1,777)	(916)	(7,569)	(21,990)
Free cash flow	$ 89,977	$ 135,269	$ 416,247	$ 342,925

Note: The numbers may not sum to total due to rounding.

About Non-GAAP Financial Measures

To supplement the consolidated GAAP financial statements, the company uses the following non-GAAP financial measures: non-GAAP net income, non-GAAP EPS, and free cash flow. Non-GAAP net income and non-GAAP EPS exclude the impact of amortization expense, share-based compensation expense, restructuring and acquisition-related, excess tax benefit, and adjustment to tax valuation allowance items. Free cash flow excludes capital expenditures and dividends paid. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Management uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of recurring business results including significant non-cash expenses. We believe management and investors benefit from referring to these non-GAAP financial measures in assessing our performance when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key measures used by management in its financial and operating decision-making.

FAIR ISAAC CORPORATION
RECONCILIATION OF NON-GAAP GUIDANCE
(In millions, except per share data)
(Unaudited)

Fiscal 2022 Guidance

GAAP net income	$ 318
Amortization of intangible assets	2
Stock-based compensation expense	115
Income tax adjustments	(30)
Excess tax benefit	(8)
Non-GAAP net income	$ 397

GAAP diluted earnings per share	$ 11.29
Amortization of intangible assets	0.07
Stock-based compensation expense	4.09
Income tax adjustments	(1.06)
Excess tax benefit	(0.28)
Non-GAAP diluted earnings per share	$ 14.12

Note: The numbers may not sum to total due to rounding.

About Non-GAAP Financial Measures

To supplement the consolidated GAAP financial statements, the company uses the following non-GAAP financial measures: non-GAAP net income, non-GAAP EPS, and free cash flow. Non-GAAP net income and non-GAAP EPS exclude the impact of amortization expense, share-based compensation expense, restructuring and acquisition-related, excess tax benefit, and adjustment to tax valuation allowance items. Free cash flow excludes capital expenditures and dividends paid. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Management uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of recurring business results including significant non-cash expenses. We believe management and investors benefit from referring to these non-GAAP financial measures in assessing our performance when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key measures used by management in its financial and operating decision-making.

CONTACT: Investors/Analysts: Steve Weber, (800) 213-5542, investor@fico.com; or Media: Greg Jawski, Porter Novelli, (212) 601-8248, greg.jawski@porternovelli.com